Exhibit 16.1

March 5, 2020

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Globalstar Inc.’s statements included under Item 4.01(a) of its Form 8-K dated March 5, 2020, and we agree with such statements.

/s/ Crowe LLP
Oak Brook, Illinois

cc:	Mr. Bill Hasler
Audit Committee Chairman
Globalstar, Inc.